SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant ( X )
Filed by a Party other than the Registrant ( )


Check the appropriate line:

____      Preliminary Proxy Statement
____ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2) )
_X__      Definitive Proxy Statement
____      Definitive Additional Materials
____      Soliciting Material Pursuant to Section 240.14a-11 (c) or Section
          240.14a.-12


                               AMEREN CORPORATION
                (Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate line):

_X__      No fee required.

____ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)        Title of each class of securities to which transaction applies:

2)        Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)        Proposed maximum aggregate value of transaction:

5)        Total fee paid:

____      Fee paid previously with preliminary materials.

____ Check line if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)        Amount previously paid:

2)        Form, Schedule or Registration Statement No.:

3)        Filing Party:

4)        Date Filed:

AMEREN LOGO]


NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT


             Time:  9:00 A.M.
                    Tuesday
                    April 28, 1998


            Place:  Powell Symphony Hall
                    718 North Grand Boulevard
                    St. Louis, Missouri




IMPORTANT

     Admission to the meeting will be by ticket only. If you plan to attend please check the appropriate box on the proxy. Persons without tickets will be admitted to the meeting upon verification of their stockholdings in the Company.



     Please vote, date, sign, and return the enclosed proxy in the accompanying reply envelope even if you own only a few shares. If you attend the meeting and want to change your proxy vote, you can do so by voting in person at the meeting.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
         AMEREN CORPORATION


     We will hold the Annual Meeting of Stockholders of Ameren Corporation at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on Tuesday, April 28, 1998, at 9:00 A.M., for the purposes of

         (a) electing directors of the Company for terms ending in April 1999;

         (b)  voting on a long-term incentive plan;

         (c)  considering a stockholder proposal; and

         (d) acting on other proper business presented to the meeting.

     If you owned Ameren Common Stock at the close of business on March 6, 1998, you are entitled to vote at the meeting and at any adjournment thereof.

     To assure that your shares are represented at this meeting, please vote, date, sign, and return the enclosed proxy in the enclosed envelope. The prompt return of your proxy will reduce expenses.

By order of the Chairman and the Board of Directors,



                                   JAMES C. THOMPSON,
                                   Secretary.



St. Louis, Missouri
March 23, 1998

PROXY STATEMENT OF AMEREN CORPORATION
(First sent or given to stockholders March 23, 1998)

Principal Executive Offices:
 ONE AMEREN PLAZA
 1901 CHOUTEAU AVENUE, ST. LOUIS, MO. 63103

     The enclosed proxy is solicited by the Board of Directors of Ameren Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 28, 1998, and at any adjournment thereof.

     The Company is a holding company which resulted from a merger transaction between Union Electric Company ("Union Electric") and CIPSCO Incorporated ("CIPSCO"). Because the merger was not consummated until December 31, 1997, certain information herein for 1997 relates to Union Electric, and/or to CIPSCO and/or its subsidiary, Central Illinois Public Service Company ("CIPS").

VOTING

     The accompanying proxy represents all shares registered in the name(s) shown thereon, including shares in DRPLUS. Participants in the Ameren Corporation Savings Investment Plans will receive separate proxies for shares in such plans.

     Only stockholders at the close of business on the Record Date, March 6, 1998, are entitled to vote at the meeting. The voting securities of the Company on such date consisted of 137,215,462 shares of Common Stock. In order to conduct the meeting, a majority of the outstanding shares entitled to vote must be represented.

     A proxy can be revoked by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the meeting.

     Returned proxies which are properly marked and signed will be voted as directed. If you sign the proxy but do not make specific choices, your shares will be voted as recommended by the Board -- FOR the Board's nominees for Director; FOR Item 2; and AGAINST Item
3. On any other matters, the named proxies will use their discretion.

     In determining whether a quorum is present at the meeting, shares registered in the name of a broker or other nominee, which are voted on some but not all matters, will be included. In tabulating the number of votes cast, withheld votes, abstentions, and non-votes by banks and brokers are not included.

     The Board of Directors has adopted a confidential voting policy for proxies.

     Item (1): Election of Directors. Fifteen directors are to be elected at the meeting, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees designated by the Board of Directors are listed below with information about their principal occupations and backgrounds.

     WILLIAM E. CORNELIUS Retired Chairman of the Board of Directors and Chief Executive Officer of Union Electric. Mr.
Cornelius joined Union Electric in 1962, held several management positions, and became President in 1980. In 1988 he was elected Chairman of the Board and served in that capacity until his retirement in 1994. Mr. Cornelius is also a director of General American Life Insurance Company. He is a member of the Executive and Contributions Committees of the Board of Directors. Director of Union Electric since 1968; Director of the Company since December 31, 1997. Age: 66.


     CLIFFORD L. GREENWALT Retired Vice Chairman of the Company and retired President and Chief Executive Officer of CIPSCO and CIPS. Mr. Greenwalt joined CIPS in 1963, was elected a senior vice president in 1980, and was named President and CEO in 1989. He is also a director of First of America Bank Corporation, Kalamazoo, Michigan and its wholly-owned subsidiaries, First of America Bank - Michigan and First of America Bank - Illinois. Mr. Greenwalt is a member of the Executive and Contributions Committees of the Board. Director of CIPS since 1986 and CIPSCO since 1990; Director of the Company since December 31, 1997. Age: 65.

     THOMAS A. HAYS Retired Deputy Chairman of The May Department Stores Company, a nationwide retailing organization. Mr. Hays joined the May organization in 1969. He served as Vice Chairman from 1982 to 1985 and President from 1985 to 1993, when he became Deputy Chairman. Mr. Hays is a member of the Board of Directors of Mercantile Bancorporation Inc., Leggett & Platt Incorporated and Payless Shoe Source, Inc. He is a member of the Human Resources and Executive Committees. Director of Union Electric since 1989; Director of the Company since December 31, 1997. Age: 65.


     RICHARD A. LIDDY Chairman, President, and Chief Executive Officer of General American Life Insurance Company, which provides life, health, pension, annuity and related insurance products and services. Mr. Liddy joined General American as President and Chief Operating Officer in 1988 and was elected to his present position in 1995. He is also a director of Brown Group Inc., Ralston Purina Company, and certain subsidiaries of General American. Mr. Liddy serves on the Auditing Committee of the Board. Director of Union Electric since 1994; Director of the Company since December 31, 1997. Age: 62.


     GORDON R. LOHMAN Chairman and Chief Executive Officer of AMSTED Industries Incorporated, Chicago, Illinois, a manufacturer of railroad, construction, and general industrial products. Mr. Lohman was elected President of AMSTED Industries in 1988 and became Chief Executive Officer in 1990. He is also a director of Fortune Brands, Inc. Mr. Lohman is a member of the Executive and Human Resources Committees of the Board of Directors. Director of CIPS since 1986 and CIPSCO since 1990; Director of the Company since December 31, 1997. Age: 63.


     RICHARD A. LUMPKIN Chairman and Chief Executive Officer of Illinois Consolidated Telephone Company, Mattoon, Illinois and Vice Chairman of McLeod USA Inc. Mr. Lumpkin was elected Treasurer of Illinois Consolidated Telephone in 1968, President in 1977, and was named to his present position in 1990. As the result of a September 1997 merger, he also serves as Vice Chairman and a director of McLeod USA. Mr. Lumpkin is also a director of First Mid-Illinois

Bancshares,  Inc. and  its  subsidiary  First  Mid-Illinois  Bank &
Trust. He is a member of the Auditing Committee of the Board. Director of CIPS and CIPSCO since 1995; Director of the Company since December 31, 1997. Age: 63.


     JOHN PETERS MacCARTHY Retired Chairman and Chief Executive Officer of Boatmen's Trust Company which conducted a general trust business. Prior to being elected to the above-mentioned position in 1988, he served as President and Chief Executive Officer of Centerre Bank, N.A. Mr. MacCarthy is also a director of Brown Group Inc. He is Chairman of the Human Resources and Nominating Committees of the Board and is a member of the Executive Committee. Director of Union Electric since 1986; Director of the Company since December 31, 1997. Age: 64.


     HANNE M. MERRIMAN Principal in Hanne Merriman Associates, retail business consultants, Washington, D. C. She is a director of Ann Taylor Stores Corporation, US Air Group, Inc., State Farm Mutual Automobile Insurance Co., The Rouse Company, T. Rowe Price Mutual Funds, and Finlay Enterprises, Inc. Ms. Merriman is a member of the Contributions and Nominating Committees of the Board. Director of CIPS and CIPSCO since 1990; Director of the Company since December 31, 1997. Age: 56.


     PAUL L. MILLER,  JR. President and Chief Executive  Officer of
P. L. Miller & Associates, a management consultant firm which specializes in strategic and financial planning for privately held companies and distressed businesses and in international business development. He is also a principal in a financial advisory firm for small to middle market companies. Mr. Miller has served as president of an international subsidiary of an investment banking firm, and for over 20 years was president of consumer product manufacturing and distribution firms. He is a member of the Auditing Committee. Director of Union Electric since 1991; Director of the Company since December 31, 1997. Age: 55.

     CHARLES W. MUELLER Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Mueller began his career with Union Electric in 1961 as an engineer. He was named Treasurer in 1978 and Vice President-Finance in 1983. Mr. Mueller was elected Senior Vice President-Administrative Services in 1988; President in 1993; and, on January 1, 1994, was also named Chief Executive Officer. He was elected to his present position effective December 31, 1997. Mr. Mueller also is a director of Angelica Corporation, CIPS, and Union Electric. He is a member of the Executive and Contributions Committees of the Board of Directors. Director of Union Electric since 1993; Director of the Company since December 31, 1997. Age: 59.


     ROBERT H. QUENON Retired Chairman of Peabody Holding Company, Inc., which is engaged in mining, marketing and transportation of coal. Mr. Quenon was elected President and Chief Executive Officer of Peabody Coal in 1978. From 1983 to 1990 he served as President and Chief Executive Officer of Peabody Holding and was Chairman of that firm from 1990 until his retirement in August 1991. Mr. Quenon was Chairman of the Federal Reserve Bank of St. Louis from 1993 to 1995 and is a director of Newmont Gold Company and Laclede Steel Company. He is a member of the Human Resources and Nominating Committees. Director of Union Electric since 1991; Director of the Company since December 31, 1997. Age: 69.


     HARVEY SALIGMAN Retired managing partner of Cynwyd Investments, a family real estate partnership. Mr. Saligman also served in various executive capacities in the consumer products industry for 25 years. He is a director of Mercantile
Bancorporation Inc. Mr. Saligman is Chairman of the Auditing Committee of the Board. Director of Union Electric since 1989; Director of the Company since December 31, 1997. Age: 59.


     CHARLES J. SCHUKAI Senior Vice President - Customer Services of Union Electric. Mr. Schukai joined Union Electric in 1957 as a student engineer. He was named Director, Regional Operations in 1981, Vice President in 1983 and was elected to his present position in 1988. Mr. Schukai serves on the Executive and Contributions Committees of the Board. Director of the Company since December 31, 1997. Age: 63.


     JANET McAFEE WEAKLEY President of Janet McAfee Inc., a residential real estate company which she founded in 1975. Mrs. Weakley is also on the Board of Barnes-Jewish Hospital. She is a member of the Auditing, Executive, and Nominating Committees and is Chairman of the Contributions Committee of the Board. Director of Union Electric since 1991; Director of the Company since December 31, 1997. Age: 68.


     JAMES W. WOGSLAND Retired Vice Chairman of Caterpillar, Inc., Peoria, Illinois. Mr. Wogsland was elected Executive Vice President and director of Caterpillar in 1987. He served as Vice Chairman and director from 1990 until his retirement in 1995. Mr. Wogsland is a member of the Auditing Committee of the Board. Director of CIPS and CIPSCO since 1992; Director of the Company since December 31, 1997.
Age: 66.


     The fifteen nominees for director who receive the most votes will be elected.

     The Board of Directors knows of no reason why any nominee will not be able to serve as a director. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for a substitute nominee approved by the Board.

     During 1997, the Union Electric Board met six times and an aggregate of nine committee meetings were held, and the CIPSCO Board met seven times, with a total of eight committee meetings being held. Except for Ms. Merriman, all nominees attended at least 87% of the meetings of the Board and the Board Committees of which they were members, and aggregate attendance of the nominees as a group exceeded 93%.

     Age Policy - Directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at such meeting.

     Board Committees - The members of the Auditing, Contributions, Human Resources and Nominating Committees of the Board are identified in the biographies above. The Auditing, Human Resources and Nominating Committees are comprised entirely of outside directors. Since the Ameren Board was not constituted until December 31, 1997, there were no committee meetings held during the year.

     The general functions of the Auditing Committee include: (1) reviewing, with management and the independent accountants, the adequacy of the Company's system of internal accounting controls;
(2) reviewing the scope and results of the annual examination and other services performed by the independent accountants; (3) recommending to the Board the appointment of independent accountants and approving fees for the services they perform; and
(4) reviewing the scope of audits and annual budget of the Company's internal audit department.

     The Contributions Committee makes policies and recommendations with respect to charitable and other contributions.

     The Human Resources Committee considers the qualifications of executive personnel and recommends changes therein, considers or recommends salary adjustments for certain employees and considers and acts on important policy matters affecting Company personnel.

     The Nominating Committee considers and recommends for Board approval candidates for the Board of Directors, as recommended by management, other members of the Board, shareholders and other interested parties.

     Item (2): Long-Term Incentive Plan. To further relate compensation to performance, the Board of Directors has adopted the Ameren Corporation Long-Term Incentive Plan of 1998 (the "Plan"), which shall become effective upon approval by the Company's stockholders. The Plan is substantially the same as a similar plan approved by Union Electric shareholders in 1995 and, absent early termination, will terminate ten years after its effective date. Awards granted under the Plan are expected to be at or below the median of awards granted by similarly-situated companies.

     Set forth below is a summary of Plan provisions. The summary is qualified by reference to the full Plan attached hereto as Appendix A.

     Purpose. The Plan is intended to enhance shareholder value by promoting an increased interest in the long-term performance and profitability of the Company.

     Administration. The Plan will be administered by the Human Resources Committee of the Board of Directors (the "Committee"). The Committee shall determine the officers, employees and directors eligible to receive awards and the amount of any award. The Committee shall interpret the Plan and can adopt rules deemed appropriate. No Plan awards may be made to Committee members unless approved by the full Board of Directors.

     Shares. A maximum of 4,000,000 shares of the Company's Common Stock, $ .01 par value, ("Common Stock") will be reserved for Plan purposes, subject to appropriate adjustment by the Committee to prevent dilution or enlargement of the rights of Plan participants. The reserved shares constitute approximately 2.9% of the Company's outstanding Common Stock. The maximum number of shares which may be granted through options or stock appreciation rights to any participant in a calendar year is 200,000 shares.

Award Alternatives.

     A. Performance Units - rights, which may be payable in cash, shares of Common Stock, other awards, or other property, which is contingent on the achievement of performance goals set by the Committee.

     B. Restricted Stock - rights to receive shares of Common Stock awarded as determined by the Committee, which shares will be subject to transferability or other restrictions.

     C. Options - rights to purchase shares of the Company's Common Stock, or other awards or property, at a specified price during a prescribed time period. The exercise price for Common Stock will not be less than the fair market value at the date of the grant. No option may provide for resetting the exercise price.

     D. Stock Appreciation Rights - the right to receive a cash payment equal to the excess of the fair market value of the Company's Common Stock on the date of exercise over the grant price of the Stock Appreciation Right. The grant price shall not be less than the fair market value of the stock on the date of the grant.

     Tax Aspects of the Plan. The federal tax consequences of an award under the Plan depend on the nature of the award. The grant of a Restricted Stock or Performance Award does not immediately result in taxable income to a recipient or a tax deduction to the Company unless the recipient makes a special election. At the time the shares of Common Stock are awarded and become free of any restrictions, a recipient will recognize taxable ordinary income in an amount equal to the fair market value of the Common Stock, and the Company will be entitled to a corresponding income tax deduction. Generally, during a restriction period, any dividends received with respect to an award will be taxed as additional compensation to the recipient, and the Company will be entitled to a corresponding income tax deduction.

     Generally, an incentive stock option will not result in taxable income on the date of grant or exercise, and the Company will not be entitled to an income tax deduction. Provided any minimum holding periods are satisfied, any gain on a disposition of stock so acquired will be taxable to a recipient as a capital gain, and the Company will not be entitled to any corresponding income tax deduction. If minimum holding periods are not satisfied, a recipient will generally recognize ordinary income in the amount of the excess of the fair market value of the Common Stock on the date of the exercise (or if less, on the date of sale) over the option price, and the Company will be entitled to a corresponding income tax deduction. Also, certain recipients may be subject to alternative minimum tax on the excess of the fair market value of the shares over the option price when the incentive stock option is exercised. The grant of a nonqualified stock option does not result in taxable income to a recipient or a tax deduction for the Company. Upon exercise, a recipient will generally recognize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of the exercise over the cash paid, and the Company will be entitled to a corresponding income tax deduction.

     General. Consistent with the goals of the Plan, the Committee may also grant other awards based or related to the value of the Common Stock. The term of any option or a stock appreciation right granted in tandem therewith may not exceed ten years from the grant date. In the event of a change in control of the Company, any outstanding options and stock appreciation rights become fully exercisable, any restrictions on outstanding Restricted Stock shall be deemed satisfied, and all performance units shall be deemed earned and payable in full. The Plan may be revised by the Board, but any such change may not impair the rights of participants without their consent.

     The closing price of the Company's Common Stock on March 2, 1998, was $38 7/16.


     The Board recommends a vote FOR Item 2. Adoption of the Plan requires the affirmative vote of a majority of the Common Stock.


     Stockholder Proposal. Proponents of the stockholder proposal described below as Item (3) notified Union Electric of their intention to attend the 1998 Annual Meeting to present the proposal for consideration and action. The names and addresses of the proponents and the number of shares they hold will be furnished by the Secretary of the Company upon receipt of any oral or written request therefor.


         Item (3):  Assessment of Decommissioning Costs.

     WHEREAS Union Electric is responsible for and liable for the ultimate dismantling of the Callaway Nuclear Power Plant and the return of the plant site to its original, non-radioactive, greenfield condition;

     WHEREAS estimates for decommissioning a reactor the size of Callaway range all the way from $130 million to $3 billion, according to a 1988 U. S. Government Accounting Office report;

     WHEREAS Callaway's Nuclear Regulatory Commission license would allow the plant to operate for 40 years (until 2024), accidents and/or age-related degradation of vital safety components have caused reactors to be shut down years before their licenses' expiration;

     WHEREAS the longer Callaway operates, the greater will be the accumulation of radioactivity there, and the higher will be the radiation fields within which demolition workers will have to work to dismantle the plant, thereby increasing costs, liability, and occupational hazards;

     WHEREAS the longer the plant operates, the greater will be the accumulation of irradiated fuel rods which must be stored at the plant in a fuel pool or dry casks requiring surveillance and maintenance into the infinite future. The fuel rods may someday be transported to a federal deep-geologic repository though none has been finally sited or constructed, and may never be;

     WHEREAS   chelating   agents   are   used   in  the   chemical
          decontamination of nuclear plants -- to dissolve radioactive corrosion products in the reactor vessel, coolant systems, piping and other components -and we believe the long term effects of the chelating agents make them unacceptable; they are known to cause the accelerated migration of dissolved radioactive wastes out of burial trenches into the surrounding environment;

     WHEREAS we believe that no known safe technology exists as yet for the remote-controlled segmenting of Callaway's 330-ton, 40-foot- high reactor vessel contaminated with some substances that will remain radioactive for thousands of years and longer;

     WHEREAS even if safe technologies were to be developed for the dismantling of the Callaway buildings and reactor vessel, no safe disposal site may ever be found for these radioactive wastes, and no railroad or other transportation corridors may exist which would be deemed acceptable to the public.


     RESOLVED:  the  shareholders  request  that  the  Company  (1)
          provide for shareholders a financial assessment of the comparative costs of decommissioning Callaway before its 40-year operating license expires versus operating it for the full licensed duration, including such costs as:

          -- the stockpiling of high- and low-level radioactive wastes for which the company may remain morally and financially liable for an indefinite time;

          -- the need for a greater number of workers to replace worn-out, embrittled, malfunctioning or obsolete components in locations within the plant that become increasingly radioactive as the plant ages; and/or

          --   potential accidents;

          (2) provide a summary of this assessment in the next annual report and provide a copy of the full assessment to shareholders on request.

                        SUPPORTING STATEMENT

     We believe an assessment of these comparative costs is essential for realistic and responsible economic and ethical planning.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM
(3).

     In light of the extensive information on estimated decommissioning costs currently available, the Board is of the opinion that developing additional information in the form requested is unnecessary and would increase expenses without a commensurate increase in relevant information.

          o    Information  on  decommissioning  cost  estimates is
               included  in  the  Company's   published   financial
               statements.

          o The Missouri Public Service Commission requires updated decommissioning cost studies every three years, and copies of the studies are available to the public.

          o Nuclear Regulatory Commission regulations require the Company to fund decommissioning of Callaway Plant at prescribed levels, which are reviewed and updated periodically.

          o    Internal reviews are made annually.

          Contrary to assumptions and assertions included in the proposal -

          o Individual and collective radiation exposure to workers at Callaway Plant is trending downward;

          o    The  range of  decommissioning  cost  estimates  for
               other   nuclear   plants   similar  to  Callaway  is
               consistent with our estimate;

          o The performance of vital safety components is not allowed to degrade and, with proper maintenance, age does not threaten continued plant operation;

          o As stated in the government's General Accounting Office report referred to in the proposal, "Technology exists to decommission nuclear power plants;"

          o Through use of advanced technologies, decommissioning after 40 or more years of operation will not result in higher occupational hazards to workers.


     The Board believes that, in the absence of any compelling reasons to make additional studies of Callaway decommissioning costs, additional expenditures for such information would be imprudent, and therefore recommends voting AGAINST ITEM (3).

     Passage of the proposal requires the affirmative vote of a majority of the votes cast.

     Item (4): Other Matters. The Board of Directors does not know of any matters, other than the election of directors and the proposals set forth above, which may be presented to the meeting.

     Security Ownership. Based on an Amendment No. 1 to Schedule 13 G, dated February 10, 1998 and filed with the Securities and Exchange Commission by The Capital Group Companies, Inc. and Capital Research and Management Company, said companies had sole dispositive power over 8,695,000 shares of the Company's Common Stock and no voting power with respect to any such shares. Further, pursuant to Rule 13d-4, both companies disclaimed beneficial ownership of the reported shares. The reported shares represent approximately 6.3% of the outstanding Common Stock of the Company.

                  SECURITY OWNERSHIP OF MANAGEMENT
                      AS OF FEBRUARY 1, 1998:

                                             Shares of Common Stock
        Name                                  beneficially owned *
        ----                                 ----------------------

        Paul A. Agathen                                  6,277
        Donald E. Brandt                                 4,185
        William E. Cornelius                            10,795
        Clifford L. Greenwalt                           13,158
        Thomas A. Hays                                   6,724
        Richard A. Liddy                                 2,243
        Gordon R. Lohman                                   506
        Richard A. Lumpkin                               1,486
        John Peters MacCarthy                            3,624
        Hanne M. Merriman                                2,147
        Paul L. Miller, Jr.                              1,805
        Charles W. Mueller                              15,797
        Robert H. Quenon                                 2,602
        Harvey Saligman                                  2,624
        Charles J. Schukai                               7,663
        Janet McAfee Weakley                             3,311
        James W. Wogsland                                1,330

All Directors and executive officers as a group         93,694

     * Includes shares held jointly. Also includes shares issuable within 60 days upon the exercise of stock options as follows: Mr. Agathen, 2,225 shares; Mr. Brandt, 3,100 shares; Mr. Mueller, 8,175 shares; and Mr. Schukai, 3,100 shares.

     Reported shares include those for which a nominee or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such nominee or executive officer does not claim beneficial ownership. Shares reported for William E. Cornelius include 9,016 shares held in a trust account in his wife's name for which he serves as trustee. In addition to shares shown, 3,911 shares have been reported as beneficially owned by family members and/or household members.

     Shares beneficially owned by nominees and executive officers as a group do not exceed one percent of any class of equity securities outstanding.

     PERFORMANCE GRAPH


                      5 Year Cumulative Total Return
                Union Electric, CIPSCO, S&P 500, EEI Index
*Edison Electric Institute Index of 100 investor-owned electric utilities
   Value of $100 invested 12/31/92, including reinvestment of dividends


     DATA           UE        S&P 500     EEI INDEX       CIP
     ----           --        -------     ---------       ---

     1993           111         110          111          108
     1994           107         111          98           102
     1995           135         153          129          157
     1996           133         189          130          153
     1997           159         252          166          199


Because the Company did not operate prior to December 31, 1997, performance data does not exist. The graph above sets forth performance data for Union Electric and CIPS and is presented for information only. When reviewing the graph, please keep in mind that future performance by the Company operating on a combined basis may differ from the historical performance of Union Electric and/or CIPS.

STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy material for the Company's 1999 annual meeting of stockholders must be received by November 23, 1998.

     In addition, under the Company's By-Laws, shareholders who intend to submit a proposal in person at an Annual Meeting, or who intend to nominate a director at a Meeting, must provide advance written notice along with other prescribed information. In general, said notice must be received by the Secretary of the Company not later than 60 nor earlier than 90 days prior to the Meeting. A copy of the By-Laws can be obtained by written request to the Secretary of the Company.




COMPENSATION

     Directors who are active employees of the Company do not receive compensation for their services as a director.

     Directors who are not active employees of the Company each receive an annual retainer of $20,000 and an annual award of 300 shares of the Company's Common Stock. They also receive fees of $1,000 for each Board meeting and each Board Committee meeting attended.

     An optional deferred compensation plan available to directors permits non-employee directors to defer all or part of their annual retainer. Deferred amounts, plus an interest factor, are used to provide payout distributions following completion of Board service and certain death benefits. Costs of the deferred compensation plan are expected to be recovered through the purchase of life insurance on the participants, with the Company being the owner and beneficiary of the insurance policies.

Union Electric Human Resources Committee Report on Executive
Compensation:

     The Company's  goal for executive  salaries is to  approximate the median of the range of salaries paid by similarly-situated companies. Accordingly, the Human Resources Committee of the Board of Directors, which is comprised entirely of non-employee directors, makes annual reviews of the compensation paid to the Company's executive officers. The Committee's salary decisions with respect to the five highest paid officers are subject to approval by the Board of Directors. Following the annual reviews, the Committee authorizes appropriate changes as determined by the three basic components of the Company's executive compensation program, which are:

         o  Base salary,
         o  A performance-based incentive plan, and
         o  Long-term stock-based awards.

     First, in evaluating and setting base salaries for the Company's executive officers, including the Chief Executive Officer, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution to the results of Company operations; the impact of conditions under which the Company operated; the effect of economic changes on the Company's salary structure; and comparisons with compensation paid by similarly-situated companies. Such considerations are subjective, and specific measures are not used in the review process. The "similarly-situated companies" used for salary comparisons are included in the EEI Index referred to in the Performance Graph herein.

     The second component of the Company's  executive  compensation program is a performance-based Executive Incentive Compensation Plan established by the Board, which provides specific, direct relationships between corporate results and Plan compensation. The Plan is designed to encourage achievement of goals and, for 1997, measurable stockholder and customer-related objectives -- specifically goals pertaining to return on equity and control of operating and maintenance expenses and wages -- were set by the Human Resources Committee. At the end of each year the Committee compares results of operations with the targeted objectives. If the objectives are met, the Committee authorizes incentive payments within prescribed ranges based on individual performance and degree of responsibility.

If basic corporate objectives are not achieved, no payments are made. Under the Incentive Plan, it is expected that payments to the Chief Executive Officer will range from zero to 37% of base salary, and during the past three years actual payments have averaged 35% of base salary.

     The third component of the 1997 executive compensation program is the Long-Term Incentive Plan of 1995, which also ties compensation to performance. The Plan was approved by shareholders at the 1995 Annual Meeting and provides for the grant of options, performance dividend rights, and/or other awards. The Human Resources Committee determines who participates in the Plan and the number and types of awards to be made. They also set the terms, conditions, performance requirements and limitations applicable to each award under the Plan. Awards under the 1995 Plan have been at levels that approximate the median of the range of awards granted by similarly-situated companies.

     In determining the reported 1997 compensation of the Chief Executive Officer, as well as compensation for the other executive officers, the Human Resources Committee considered and applied the factors discussed above. Specific recognition was given to the generally favorable level of 1996 earnings per share, which was achieved despite a rate reduction, significant rate credits to Missouri customers, and continuing expenses related to the merger with CIPSCO Incorporated. Further, the reported compensation reflects an above-average level of achievement in meeting 1997 performance targets for return on equity and control of labor costs and other operating and maintenance expenses. The 1997 salary of the Chief Executive Officer also recognizes the additional experience he has gained in the position since his election as CEO of Union Electric on January 1, 1994. Authorized salaries for the Company's executive officers fell within the ranges of those paid by similarly-situated companies.


                           /s/ John Peters MacCarthy, Chairman
                               Thomas A. Hays
                               Robert H. Quenon

CIPS Compensation Committee Report on Executive Compensation

     The CIPS executive compensation program for 1997 consisted of a base salary and annual incentives which link compensation with corporate performance. Base salary is determined by individual performance relative to specific job responsibilities and by comparisons of salaries for similar jobs in the utility industry. Emphasis is placed on salary data provided by the EEI 100 utility group shown on the Performance Graph herein. The salary for the CIPS officer listed in the Summary Compensation Table was increased in 1997 by the Compensation Committee of the CIPS Board of Directors to track competitive base salaries in the utility industry and to reflect performance, which is determined subjectively by the Committee based on individual evaluations.

     Incentive compensation can be earned based on achievement of the objectives of the annual Management Incentive Plan ("MIP"). It is the Committee's responsibility to administer the MIP and in so doing the CIPS Compensation Committee (1) sets the overall corporate financial performance goal and unit or individual objectives, (2) determines the participants to be included in the plan, and (3) determines the amount of each participant's incentive pay to be based on attainment of the overall corporate goal and the amount to be based on achievement of individual objectives. The corporate goal for 1997 was based on a targeted return on average common stock equity of CIPSCO. Individual objectives related to such areas as service reliability, public and employee safety, proper maintenance of corporate assets and quantifiable improvements in efficiency and productivity.

     The base 1997 salary shown in the Summary Compensation table for Mr. Greenwalt reflects the Compensation Committee's consideration of prevailing market levels for executive officers in other comparably-sized utilities, as well as advances toward a more competitive cost structure. Also, increased merger related savings were identified as a result of continuing focus on efficiencies to be achieved through the merger with Union Electric. With respect to competition and deregulation, it was the Committee's opinion that the company has successfully positioned itself and focused efforts toward promoting principles of reliability, safety and benefits for all parties.

     As shown in the table, no awards were made in 1997 under the MIP.



                              /s/  G. R. Lohman, Chairman
                                   T. L. Shade
                                   J. W. Wogsland

                     SUMMARY COMPENSATION TABLE


                                                       Long-Term
                                                       Compensation
Name                                                   ------------
and                                     Annual          Securities     All Other
Principal                            Compensation       Underlying      Compen-
Position                   Year   Salary($)  Bonus($)   Options(#)     sation($)
--------                   ----   ---------  --------   ----------     ---------

C. W. Mueller,             1997     500,000   155,000      23,000       45,723*
Chairman, President and    1996     441,000   165,000      17,700       39,306
Chief Executive Officer    1995     420,000   157,000      15,000       33,935

C. L. Greenwalt,           1997     460,000      -
President and Chief        1996     420,000   147,000
Executive Officer, CIPSCO  1995     390,000    87,000
and CIPS (Retired 12/31/97)

C. J. Schukai              1997     269,000    68,000       7,800       36,839*
Senior Vice                1996     258,000    76,000       6,800       33,506
President, Union Electric  1995     246,000    72,000       5,600       31,708

D. E. Brandt               1997     254,000    64,000       7,800       27,580*
Senior Vice                1996     242,000    69,000       6,800       24,278
President, Finance         1995     228,000    67,000       5,600       17,254

P. A. Agathen              1997     215,000    51,000       7,800       18,045*
Senior Vice                1996     200,000    55,000       6,800       15,257
President, Union Electric  1995     142,000    29,000       2,100       13,544



* Amounts  include  (a)  matching  contributions  to the  401(k)  plan  and  (b)
  above-market earnings on deferred compensation, as follows:
                                   (a)               (b)
   C. W. Mueller                 $ 4,750          $ 40,973
   C. J. Schukai                   4,071            32,768
   D. E. Brandt                    4,610            22,970
   P. A. Agathen                   4,705            13,340


              OPTION GRANTS IN 1997 - UNION ELECTRIC


                       Number of                                        Grant
                       Shares        % of Total                         Date
                       Underlying    Options     Exercise               Present
                       Options       Granted to  Price     Expiration   Value(3)
Name                   Granted(1)(2) Employees   ($/Sh)       Date        ($)
---------------------- ------------- ---------  ---------  ----------    -----

C. W. Mueller.......   23,300        11.90        38 1/2     2/10/07    79,453
C. J. Schukai.......    7,800         3.98        38 1/2     2/10/07    26,598
D. E. Brandt........    7,800         3.98        38 1/2     2/10/07    26,598
P. A. Agathen.......    7,800         3.98        38 1/2     2/10/07    26,598


(1) For the options shown above, an equal number of dividend rights ("rights") were granted. The rights, which were granted pursuant to the Long-Term Incentive Plan of 1995, provide the opportunity to earn an amount equal to a percentage of the dividends that would have been paid had the participant acquired the shares underlying the stock options. Awards based on the rights are paid, as determined by the Human Resources Committee, based on the Company's results measured over a three-year performance period. The performance period for these rights is from January 1, 1997 to December 31, 1999. The performance measure associated with the rights is the Company's total shareholder return compared to such return for a comparison group consisting of the "Edison Electric Institute Index of 100 Investor-Owned Electrics." Total shareholder return ("TSR") is defined as the sum of the percentage change in the price of the Company's Common Stock and dividends paid (assuming reinvestment) over the performance period. Award payouts, if any, will be determined at the end of the performance period, based upon the Company's three-year TSR ranking against the three-year TSR of the comparison group. Award payouts may range from 50% of dividends paid during the performance period (if the Company's TSR is equal to or greater than 50% of the companies in the comparison group) to 150% of such dividends (if the Company's TSR is equal to or greater than 90% of the companies in the comparison group). If the Company's TSR during the performance period is less than 50% of the companies in the comparison group no awards will be made.

(2) Options vest 25% annually beginning February 10, 1999.

(3) The Grant Date Present Values were determined using the binomial option pricing model, a derivative of the Black-Scholes option pricing model. Assumptions used for the model are as follows: an option term of ten years, stock volatility of 13.17%, dividend yield of 6.53%, risk-free interest rate of 5.70%, and a vesting restrictions discount rate of 3% per year over the five-year vesting period.

     The Grant Date Present Value calculation is presented in accordance with SEC proxy requirements, and the Company has no way to determine whether the pricing model can properly determine the value of an option. There is no assurance that the value, if any, that may be realized will be at or near the value estimated by the model. No value will be realized by the optionees unless the stock price increases from the exercise price, in which case shareholders would benefit commensurately.



                AGGREGATED OPTION EXERCISES IN 1997
                        AND YEAR-END VALUES


                                                                       Value of
                 Shares                    Unexercised               In-the-Money
                Acquired    Value            Options                    Options
                   on      Realized       at Year End(#)             at Year End($)
Name            Exercise      $      Exercisable  Unexercisable Exercisable  Unexercisable
--------------- -------- ----------- -----------  ------------- -----------  -------------

C. W. Mueller      0          0         3,750         52,250       27,656       198,069
C. J. Schukai      0          0         1,400         18,800       10,325        69,725
D. E. Brandt       0          0         1,400         18,800       10,325        69,725
P. A. Agathen      0          0           525         16,175        3,872        50,356






Retirement Plans:

     The following table shows estimated annual benefits payable under the Union Electric defined benefit retirement plan:


                                     Years of Service at Age 65
Final                                --------------------------
Average
Base Salary            15          20           25           30            35
-----------            --          --           --           --            --

$150,000.......... $ 34,366    $ 45,821     $ 57,276     $ 68,732      $ 80,187
$200,000..........   46,367      61,822       77,278       92,733       108,189
$250,000..........   58,365      77,820       97,275      116,730       136,185
$300,000..........   70,366      93,821      117,276      140,732       164,187
$400,000..........   94,365     125,820      157,275      188,730       220,185
$500,000..........  118,367     157,822      197,278      236,733       276,189
$600,000..........  142,366     189,821      237,276      284,732       332,187


     Benefits shown in the schedule are computed on a straight life annuity basis and do not have a primary Social Security offset or other offset amounts. Covered remuneration consists of base wages only, which is equivalent to amounts reported under "Salary" in the Summary Compensation Table. Years of accredited service for the officers named in the Compensation Table are as follows: Mr. Mueller 37; Mr. Schukai 40; Mr. Brandt 15; and Mr. Agathen 23.

     The following table shows estimated annual benefits under the CIPS defined benefit retirement plan:

                                   Years of Service at Age 65
                                   --------------------------

Average
Annual Earnings        20          25           30           35            40
---------------        --          --           --           --            --

$150,000.......... $ 41,022    $ 51,278     $ 61,533     $ 71,789      $ 82,044
$200,000..........   56,022      70,028       84,033       98,039       112,044
$250,000..........   71,022      88,777      106,533      124,288       142,044
$300,000..........   86,022     107,528      129,033      150,539       172,044
$400,000..........  116,022     145,027      174,033      203,038       232,044
$500,000..........  146,022     182,528      219,033      255,539       292,044



     Amounts shown in the schedule are computed on a straight life basis; have been reduced by estimated Social Security benefits; and are not subject to any other offset amounts. Covered remuneration consists of base wages only, which is equivalent to amounts reported under "Salary" in the Summary Compensation Table. As information, Mr. Greenwalt retired with 34 years of accredited service.






Severance Plan:

     The Union Electric Board has approved adoption of the Change of Control Severance Plan, pursuant to which designated officers are entitled to receive certain severance benefits if their employment is terminated under certain defined circumstances within three years after the merger with CIPSCO or another transaction that meets the definition of "change of control". Severance benefits are based upon a period of two or three years depending on position. A designated officer who becomes entitled to severance will receive the following: a lump sum cash payment of salary and unpaid vacation pay through the date of termination, a pro rata bonus for the year of termination, and base salary and bonus for the defined severance period; continued employee welfare benefits for the severance period; a lump sum payment equal to the actuarial value of the additional benefits under Union Electric's qualified and supplemental retirement plans the party would have received had they remained employed for the severance period; and outplacement services at a cost of not more than $30,000. They will also be eligible for an additional payment, if necessary, to make them whole for any excise tax on excess payments imposed.



INDEPENDENT ACCOUNTANTS

     The Company has not selected its independent accountants for 1998. This selection is normally made by the Board of Directors after the Auditing Committee of the Board of Directors, the members of which are identified under "Item (1): Election of Directors," has reviewed the prior year's audit report with representatives of the independent accountants for such year. After such review, the Auditing Committee will recommend to the Board of Directors for its approval the selection of independent accountants for the Company for 1998 and the fees to be paid for the regular annual audit.

     Price Waterhouse LLP served as Union Electric's independent accountants in 1997. Representatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     Arthur Andersen LLP served as CIPS' independent accountants in 1997. Representatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.


MISCELLANEOUS

     In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of stock of the Company. Proxies may be solicited by officers, directors and key employees of the Company on a voluntary basis without compensation therefor. The Company will bear the cost of soliciting proxies on its behalf.



     A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE FURNISHED, WITHOUT CHARGE, TO STOCKHOLDERS OF THE COMPANY UPON WRITTEN REQUEST TO JAMES C. THOMPSON, SECRETARY, P.O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149.

     FOR UP-TO-DATE INFORMATION ABOUT YOUR COMPANY, PLEASE VISIT THE COMPANY'S HOME PAGE ON THE INTERNET - - http://www.ameren.com

AMEREN CORPORATION                                      APPENDIX A
LONG-TERM INCENTIVE PLAN OF 1998

     Section 1. Purpose. The purpose of the Plan is to give Ameren Corporation, its subsidiaries and certain affiliates a competitive advantage in attracting, retaining and motivating officers, employees and directors by providing for the awarding of incentives linked to the profitability of the Corporation and its businesses and to increases in shareholder value.

    Section 2. Definitions.   In  addition  to  the  terms  defined
elsewhere in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" means a corporation or other entity controlled by the Corporation and designated by the Committee from time to time as such.

     "Award" means any Performance Unit, Option, Stock Appreciation Right, Restricted Stock, Dividend Equivalent or Other Stock-Based Award, or any other right or interest relating to Shares or cash, granted to a Participant under the Plan.

     "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

     "Board" means the Board of Directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, including successor provisions thereto and regulations thereunder.

     "Committee" means the Human Resources Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee (a) shall be composed solely of two or more non-employee directors, as defined in Rule 16(b)-3(b)(3) under the Exchange Act, each of whom shall be an "outside director" for purposes of Section 162(m) of the Code, and (b) shall be constituted to permit Awards under the Plan to qualify for exemption under Rule 16b-3 under the Exchange Act and for the
Section 162(m) Exemption.

     "Corporation"   means   Ameren    Corporation,    a   Missouri
corporation.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including successor provisions thereto and regulations thereunder.

     "Fair Market Value" means, with respect to Shares, Awards or other property, the fair market value of such Shares, Awards or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee,


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the Fair Market Value of Shares as of any date shall be the closing sale price on that date of a Share as reported on the New York Stock Exchange Composite Tape.

     "Incentive Stock Option" means an Option that is designated as such by the Committee and meets the requirements of Section 422 of the Code.

       "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

     "Participant" means a person who, as an officer, employee or director of the Corporation, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

     "Plan" means the Ameren Corporation Long-Term Incentive Plan of 1998, as set forth herein and as hereinafter amended from time to time.

     "Qualified Performance-Based Award" means an Award of Performance Units or Restricted Stock, or other Award, designated as such by the Committee at or prior to the time of grant, based upon a determination that the Committee intends for such Award to qualify for the Section 162(m) Exemption.

     "Rule 16b-3" means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

     "Shares" means the Common Stock, $.01 par value per share, of the Corporation and such other securities of the Corporation as may be substituted for Shares pursuant to Section 10 of the Plan.

     "Subsidiary" means any company (other than the Corporation) with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

       "Year" means a calendar year.

     In addition to the foregoing, the terms "Performance Unit", "Option", "Stock Appreciation Right", "Restricted Stock", "Dividend Equivalent" and "Other Stock-Based Award" shall mean as described in Section 6 of the Plan.

     Section 3. Administration.

     3.01.   Authority  of  the   Committee.   The  Plan  shall  be
administered by the Committee on behalf of the Board. The Committee shall have full power

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to interpret the Plan, to establish, modify  and  grant waivers  of
Award restrictions and to adopt such rules, regulations and guide-lines for carrying out the Plan as it deems necessary or appropri-ate. All determinations by the Committee shall be final and binding upon all parties affected thereby. Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to fail to qualify for exemption under Rule 16b-3.

     3.02. Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Corporation or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan. Only the Committee or the full Board may select, and grant Awards to, Participants who are subject to
Section 16 of the Exchange Act.

     Section 4. Shares Subject to the Plan. Subject to adjustment as provided in the Plan, the total number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 4,000,000, which shall consist of (a) Shares which have been authorized and issued and have been acquired by or on behalf of the Corporation or the Plan and are available for Awards under the Plan or (b) if the Board shall so authorize, authorized and unissued Shares. The Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award. In the event that any Shares to which an Award relates are forfeited or the Award is settled or terminates without a distribution of Shares (whether or not cash, other Awards or other property are distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall again be available for Awards under the Plan. The maximum number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any one Participant under the Plan during any Year is 200,000 Shares.

Section 5. Eligibility. Awards may be granted only to individuals who are officers, employees or directors of the Corporation, a Subsidiary or an Affiliate; provided, however, that no Award shall be granted to any member

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of the Committee except by action of the full Board  and subject to such other restrictions as the Board may require.

Section 6.  Specific Terms of Awards.

     6.01. General. The Committee may grant Awards as described in this Section. The Committee shall determine who may participate in the Plan and the number and types of Awards to be made to each Participant and shall determine and set forth in the Award or the related Award Agreement the terms, conditions, performance requirements (if any) and limitations (which need not be limited to those referred to below) applicable to each Award. Awards may be granted singly, in combination or in tandem.

     6.02. Performance Units. An Award of Performance Units shall confer upon the Participant a right to receive cash, Shares, other Awards or other property contingent upon the achievement of performance goals specified by the Committee. A Performance Unit shall be denominated in Shares and may be payable in cash, Shares, other Awards or other Property, and have such other terms as shall be determined by the Committee.

     6.03. Restricted Stock. Restricted Stock shall confer upon the Participant the right to receive Shares subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, forfeiture if such restrictions are not satisfied, limitations on the right to vote and limitations on the right to receive dividends), which restrictions may expire at such times and under such circumstances as the Committee shall determine.

     6.04. Options. An Option shall confer upon the Participant the right to purchase Shares, other Awards or property, subject to the following terms and conditions:

     (a) Exercise Price. The exercise price per share purchasable under an Option shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

     (b) Time and Method of Exercise. The Committee shall determine the time during which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid and the methods by which Shares will be delivered to Participants. Options shall expire not later than ten years after the date of grant.

     (c) Terms Applicable to Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the Option is granted) of Shares for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall


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not exceed $100,000.  The number of Shares that shall  be available for Incentive Stock Options granted under the Plan is limited to 500,000. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options, other than
Section 9, shall be applied, interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422.

     (d) Limitation on Re-Pricing and Replacement. No Option shall provide by its terms for the re-setting of its exercise price, or for its replacement, in whole or in part, upon its exercise or expiration; provided that the foregoing shall not limit the authority of the Committee to grant additional Options in any such event or circumstances.

     (e) Cash Out by Committee. Upon receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the optionee an amount, in cash or Shares, equal to the excess of the Fair Market Value of Shares over the option price times the number of Shares for which the Option is being exercised on the effective date of such cash-out.

     (f) Change in Control Cash-Out Right. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, a holder of an Option to purchase Shares shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the exercise price for the Shares being purchased under the Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the Option to the Corporation and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the exercise price per Share under the Option (the "Spread") multiplied by the number of Shares granted under the Option as to which the right granted under this Section 6.04(f) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 6.04(f) would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Shares or other securities with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

     6.05. Stock Appreciation Rights. A Stock Appreciation Right shall confer upon the Participant a right to receive the excess of
(a) the Fair

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Market  Value of  one Share  on the  date of  exercise (or,  except in the case of a Stock Appreciation Right related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right, which shall be not less than the Fair Market Value of one Share on the date of grant. A Stock Appreciation Right may be granted as a Limited Stock Appreciation Right which may be exercised only upon the occurrence of a Change in Control. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

     6.06. Dividend Equivalents. A Dividend Equivalent shall confer upon the Participant a right to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares.

     6.07. Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purpose of the Plan.

Section 7. Certain Provisions Applicable to Awards.

     7.01. Qualified Performance-Based Awards. The Committee may, at or prior to the time of grant, designate Performance Units or Restricted Stock, or any other Award, as a Qualified Performance-Based Award, in which event it shall take such action with respect to such Award and the terms thereof (including the imposition of additional requirements not otherwise required by the terms of the Plan), and the provisions of the Plan or any Award Agreement shall be construed or deemed amended, as shall be necessary to cause such Award to qualify for the Section 162(m) Exemption.

     7.02. Term of Awards. The term of each Award shall be for such period as shall be determined by the Committee subject to the requirements of the Plan.

     7.03. Forms of Payment. Subject to the terms of the Plan and any applicable Award Agreement, (a) payments to be made by the Corporation, a Subsidiary or Affiliate with respect to Awards are to be made in such forms as the Committee shall determine; and (b) the timing, method, amount and nature of payments to be made by Participants with respect to Awards (including, if permitted by the Committee, by means of tendering Shares or Awards) shall be determined by the Committee.

     7.04. Termination of Employment. If the employment of a Participant terminates, all unexercised, deferred and unpaid Awards shall be cancelled immediately, unless the Award Agreement provides otherwise or unless the

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Committee  shall   provide  otherwise   in   connection  with  such
termination,   including,   without  limitation,  in  the  case  of
termination   pursuant  to   retirement,   resignation,   death  or
disability  of  a  Participant.

Section  8.  General  Restrictions Applicable to Awards.

     8.01. Restrictions Under Rule 16b-3. It is the intent of the Corporation that any Award granted to a person who is subject to
Section 16 of the Exchange Act qualify for exemption under Rule 16b-3. Accordingly, if any provision of the Plan or any Award Agreement would cause such an Award to fail to qualify for such exemption, such provision shall be construed or deemed amended to the extent necessary to enable such Award to qualify for such exemption.

     8.02. Limits on Transfer of Awards; Beneficiaries. No Award may be assigned or transferred by a Participant otherwise than by will or the laws of descent and distribution, or payable to or exercisable by anyone other than the Participant to whom it was granted, and no right or interest of a Participant in any Award may be pledged, encumbered or hypothecated to or in favor of any party, or shall be subject to any lien, obligation or liability of a Participant to any party; provided, however, that (a) a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution with respect to any Award, upon the death or disability of the Participant, (b) the Committee may provide in any Award or the related Award Agreement that an Award (other than an Incentive Stock Option) may be assigned, transferred, exercisable by another person or pledged, encumbered or hypothecated, subject to the applicable requirements of the Code, and (c) transfers of Awards may be made to the Corporation, a Subsidiary or an Affiliate to the extent permitted under the terms of the Plan. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions applicable to such Participant, except to the extent the Plan and such Award Agreement otherwise provide with respect to such person, and to any additional restrictions deemed necessary or appropriate by the Committee.

     8.03. Share Certificates. All certificates for Shares delivered under the Plan pursuant to an Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions, or during any period

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during  which  delivery  or  receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issued or issuable pursuant to an Award shall remain in the physical custody of the Corporation or such other person as the Committee may designate.

     If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, the Corporation shall retain physical possession of the certificates and the Participant shall deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

Section 9. Change in Control.

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control: (i) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;
(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant; and (iii) all Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash or other securities as promptly as is practicable.

     (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

            (i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (4) any

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acquisition  by any  corporation  pursuant to a  transaction  which complies  with clauses (1), (2) and (3) of subsection (iii) of this
Section 9(b); or

           (ii) a change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (iii) the approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate

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Transaction) will  beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

             (iv)  the  approval   by   the   stockholders  of  the
Corporation of a complete liquidation or dissolution of the Corporation.

     (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such Shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per Share paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Shares on the date such Incentive Stock Option or Stock Appreciation Right (or related cash-out right under Section 6.04(f)) is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

     Section 10. Adjustment Provisions. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, make any adjustments it deems appropriate (including, without limitation, adjustments to the share limitations contained in Section 4 and to the terms of then-outstanding Awards). In addition, the Committee is authorized to make such adjustments as it deems appropriate in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events

(including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or Affiliate or the financial statements of the Corporation or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles.

Section 11.  Changes to the Plan and Awards.

     11.01. Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except as is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to such Participant.

     11.02. Changes to Awards. The Committee may waive any conditions or rights under, or amend, alter, accelerate, suspend, discontinue or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation or termination of any Award may impair the rights of such Participant under such Award; and provided, further, that no amendment or alteration may be effective with respect to a Qualified Performance-Based Award if and to the extent it would cause such Award to cease to qualify for the
Section 162(m) Exemption.

Section  12.  General Provisions.

     12.01. No Rights to Awards. No Participant, officer, employee or director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or any other persons.

     12.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

     12.03. Dividends. The recipient of any Award may, if so determined by the Committee, be entitled to receive on a current or deferred basis, dividends or Dividend Equivalents, with respect to the number of Shares covered by the Award.

     12.04. Tax Withholding. The Corporation or any Subsidiary or Affiliate is authorized to withhold from any award granted, any payment relating to an Award under the Plan (including from a distribution of Shares) or any payroll or other payment to a Participant, amounts of withholding and other taxes due with respect thereto, its xercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

     12.05. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Corporation or any Subsidiary or Affiliate or to interfere in any way with the right of the Corporation or any Subsidiary or Affiliate to terminate the employee's employment at any time or increase or decrease the employee's compensation from the rate in existence at the time of granting of an Award.

     12.06. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained in the Plan, any Award Agreement or any Award shall give any such Participant any rights that are greater than those of an unsecured general creditor of the Corporation.

     12.07. Other Compensatory Arrangements. The Corporation or any Subsidiary or Affiliate shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

     12.08. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     12.09. Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, any action taken pursuant to the Plan and any Award Agreement shall be governed by the laws of the State of Missouri, without giving effect to principles of conflicts of laws, and applicable federal law.

     12.10. Tax Offset Bonuses. At the time an Award is made under the Plan or at any time thereafter, the Committee may grant to the Participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the Participant, for the purpose of assisting the Participant to pay the resulting taxes, all as determined by the

Committee and on such other terms and conditions as the Committee shall determine.

     Section 13. Laws and Regulations. The Plan, the granting and exercising of Awards thereunder and the other obligations of the Corporation under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Corporation, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Corporation, with reasonable diligence, to complete any stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule or regulation and may require any participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance of delivery of Shares in compliance with applicable laws, rules and regulations. The Corporation shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award, and neither the Corporation nor its directors or officers shall have any obligation or liability to any Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

     Section 14. Effective Date. The Plan shall become effective on April 1, 1998; provided that the effectiveness of the Plan shall be subject to the approval of the Plan by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the next following meeting of the Corporation's shareholders. The Committee shall have the authority to grant Awards prior to such approval; provided that the effectiveness of such Awards shall be subject to such shareholder approval of the Plan. The Plan shall terminate ten years after its effective date, subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

AMEREN CORPORATION
P. O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149                            PROXY




  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
  THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 1998


The undersigned hereby appoints CHARLES W. MUELLER and JAMES C. THOMPSON, and either of them, each with the power of substitution, as proxy for the undersigned, to vote all the shares of capital stock of AMEREN CORPORATION represented hereby at the Annual Meeting of Stockholders to be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on April 28, 1998 at 9:00 A.M., and at any adjournment thereof, upon all matters that may be submitted to a vote of stockholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy form and in their discretion on any other matter that may be submitted to a vote of stockholders.

     NOMINEES FOR DIRECTOR -  WILLIAM E. CORNELUS, CLIFFORD L. GREENWALT, THOMAS
                              A. HAYS, RICHARD A LIDDY, GORDON R. LOHMAN,
                              RICHARD A. LUMPKIN, JOHN PETERS MacCARTHY, HANNE
                              M. MERRIMAN, PAUL L. MILLER, JR., CHARLES W.
                              MUELLER, ROBERT H. QUENON, HARVEY SALIGMAN,
                              CHARLES J. SCHUKAI, JANET MCAFEE WEAKLEY AND JAMES
                              W. WOGSLAND


PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE hereof and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

                          SEE REVERSE SIDE

                                   - -  THANK YOU FOR YOUR PROMPT ATTENTION  - -

                                               FOLD AND DETACH HERE



/ x /      Please mark votes                   This proxy will be voted as specified below.  If no direction is made, this
           as in this example.                 proxy will be voted FOR all nominees listed on the reverse side and as recommended by the Board on the other items listed below.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEMS 1 AND 2.                      THE BOARD OF DIRECTORS RECOMMENDS
                                                                                       A VOTE AGAINST ITEM 3

            FOR all nominees    WITHHOLD AUTHORITY
            (except as listed   all nominees
             below)
                                                                 FOR    AGAINST  ABSTAIN                     FOR    AGAINST  ABSTAIN
ITEM 1            /     /          /     /          ITEM 2      /   /    /   /    /   /   ITEM 3            /   /    /   /    /   /
ELECTION OF                                         LONG-TERM                             ASSESSMENT OF
DIRECTORS                                           INCENTIVE                             DECOMMISSIONING
                                                    PLAN                                  COST

                                                                                               ATTENDANCE CARD REQUESTED     /     /
FOR ALL EXCEPT:__________________________________



                                                                                                                SEE
                                                                                DATED________________1998   REVERSE
                                                                                                               SIDE


                                                                       -------------------------------------------------------
                                                                       SIGNATURE - Please sign exactly as name appears hereon.


                                                                       -------------------------------------------------------
                                                                       CAPACITY (OR SIGNATURE IF HELD JOINTLY)

                                                                       Shares registered in the name of a Custodian or Guardian
                                                                       must be signed by such.  Executors, administrators,
                                                                       trustees, etc. should so indicate when signing.
